Exhibit 99.1

Corio Reports Third Quarter Financial Results

Results Exceed Guidance; Revenue Up 15% Over Prior Year

SAN CARLOS, Calif.— October 28, 2004— Corio, Inc. (NASDAQ: CRIO) (http://www.corio.com/press), a leading enterprise application service provider, today reported results for its third quarter ended September 30, 2004. Revenues for the third quarter of 2004 were $17.8 million, compared to $15.5 million reported for the same period in 2003. EBITDA loss for the third quarter of 2004 was $1.8 million.

“We are very pleased with our results this quarter; our revenue grew significantly versus last year, and both revenue and EBITDA exceeded guidance,” said Brett White, chief financial officer.

Corio is pleased to announce important contract signings including new customers, customer renewals and contract extensions. They include:

—	A Fortune 50 financial services company
—	Mindspeed Technologies (NASDAQ: MSPD)
—	United Components, Inc.
—	Merisant Company
—	Small Business Administration
—	HMS Host Corporation
—	Jazz Semiconductor
—	On Command Video Corporation

Corio also signed a strategic alliance agreement during the quarter with a major technology company that generated additional new customer wins.

“Corio experienced continued demand momentum and strong customer bookings during the quarter, and we are pleased to be in a position to increase our outlook for the current quarter,” said George Kadifa, chairman and CEO of Corio. “We also expect our partner program to produce customer gains and revenue growth going forward.”

During the quarter Corio announced Applications on Demand 2005™, a new release of Corio’s operational platform designed to reduce the cost and complexity of enterprise application systems and to facilitate compliance with regulatory requirements. This platform simplifies enterprise application management through automation and improves system security and service level agreements.

Also during the quarter, Deloitte & Touche ranked Corio #196 in the 2004 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America. Rankings are based on percentage revenue growth over five years, from 1999-2003. This is the third consecutive year that Corio has been recognized as part of the Deloitte Technology Fast 500, reflecting the company’s continued strong position in the enterprise application service provider market.

Quarterly Conference Call

Management will host a conference call to discuss the results beginning at 2:00 p.m. PDT. Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or over the telephone by dialing (888) 273-9885 with passcode “Corio Q3-04”. For those unable to participate in the live call, a replay will be available by telephone beginning at 5:30 p.m. PDT after conclusion of the call and continuing through November 4, 2004. The replay number is (800) 475-6701, with confirmation code 749899. A replay of the conference call will also be available for 30 days on Corio’s website.

Use of Non-GAAP Financial Measures

The financial statements included with this press release disclose EBITDA, or earnings before interest, taxes, depreciation, and amortization, which is considered a non-GAAP financial measure within the meaning set forth in the rules of the Securities and Exchange Commission, or SEC. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. In order to fully assess the company’s financial operating results, management believes that EBITDA is an appropriate measure to consider along with other measures in evaluating Corio’s operating performance. Corio believes that EBITDA offers the opportunity to evaluate operating performance on a current period basis without regard to depreciation or amortization rates associated with historical events such as acquisitions and without regard to interest expenses dictated by interest rates established in prior periods. For example, EBITDA excludes depreciation and thereby removes the variability of the non-cash expense of equipment, the prices and quantity of purchases of which have varied over time. EBITDA also excludes amortization, thereby excluding some of the non-cash effects of historical acquisitions, and excludes interest. These exclusions may offer additional insight to an investor into Corio’s operating performance for periods during which the existence or amount of depreciation, amortization or interest varied in comparison to prior periods. Corio’s senior management also uses EBITDA as an important financial metric for internal evaluation of the company’s current operating performance and as a tool for financial planning, including expense management. However, EBITDA as a measure of Corio’s operating performance has limitations that should be considered carefully, since EBITDA presents an incomplete picture of the company’s financial results. For example, by excluding depreciation associated with Corio’s capital equipment used in its business, EBITDA presents financial results without taking into account the ultimate replacement cost of that equipment. In excluding amortization expense associated with Corio’s prior acquisitions of intangible and other assets, EBITDA fails to recognize the historical financial cost to Corio of the acquisition. Similarly, the exclusion of interest expense in the use of EBITDA ignores the borrowing costs of working capital that is used by the company in its business. The non-GAAP financial measure included in the financial statements included with this press release has been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

About Corio, Inc.

Corio, Inc. (NASDAQ: CRIO) is a leading enterprise application service provider (ASP). Corio Applications on Demand 2005™ is an operational platform that delivers enterprise applications from leading software vendors as a service. Corio provides infrastructure, applications management, professional services and Corio iSRVCE™ technology resource management (TRM) software. Corio guarantees system reliability through service level agreements (SLA’s) and allows customers to ‘pay-as-you-go,’ minimizing upfront project costs, improving return on investment (ROI) and reducing IT cost overall. Corio Applications on Demand 2005™ is available for a monthly fee. Additional information about Corio is available at www.corio.com.

Corio® and SRVCE® are registered trademarks of Corio, Inc. Applications on Demand™, Applications on Demand 2005™ and iSRVCE™ are trademarks of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements:

Matters discussed in this release and its attachments involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding Corio’s future financial and operating performance, statements regarding the company’s financial outlook, any implication that future financial and operating performance is predictable based on the results in the third quarter, statements or implications regarding Corio meeting its debt covenants in the future and regarding renegotiating or replacing its loan arrangements, statements or implications regarding expected continued strong bookings and demand momentum, statements regarding expectations around revenue growth, customer gains and the strength of, and benefits of, our partner program, any implication regarding Corio’s future performance based on the results of the Deloitte Technology Fast 500 rankings, benefits of Corio’s new strategic alliance, statements regarding any increase in adoption of Corio’s services, and statements regarding services to be performed for certain customers and the benefits to Corio and its customers of Corio’s services and of Applications on Demand 2005™. Some of the specific factors that may cause actual results to differ include, among others: the fact that Corio operates in a relatively new industry with a rapidly-evolving business model, the fact that visibility into future financial and operating performance in the current environment is poor, the fact that the structure of customer and strategic alliance relationships may change, may not be as beneficial as anticipated, and relationships may terminate, the fact that Corio will need to reach agreement with its lender in order to meet its future debt covenants or may decide to try to engage a new lender but may not be successful in replacing its loan, the fact that customers may not pay Corio as expected, the fact that services related to information technology can be challenging, and the fact that future demand for Corio’s services and future bookings may not be as strong as currently expected. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the SEC which are available at the SEC’s website (http://www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-

looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, and Corio shall have no duty to update statements made herein.

Investor Relations Contact:

Arthur Chiang	Carolyn Bass, Rob Walker
Senior Vice President, Investor Relations	Market Street Partners
Corio, Inc.	ir@corio.com
achiang@corio.com	415-445-3232
650-232-3171

CORIO, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$7,431	$15,440
Short-term investments	20,843	19,591
Accounts receivable	8,517	6,484
Prepaid expenses and other assets	1,688	2,502

Total current assets	38,479	44,017

Restricted cash	7,853	7,680
Property and equipment and other assets	22,679	20,446

Total assets	$69,011	$72,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,332	$14,676
Deferred revenue	3,049	4,017
Other current liabilities (1)	7,344	476

Total current liabilities	24,725	19,169

Long-term liabilities	5,100	5,738

Total liabilities	29,825	24,907

Stockholders’ equity	39,186	47,236

Total liabilities and stockholders’ equity	$69,011	$72,143

(1)	Current liabilities as of September 30, 2004 include a $7 million equipment loan with Wells Fargo Bank (WFB). The original terms of the loan require repayment of the loan plus interest pursuant to 30 monthly payments beginning in October 2004. Covenants associated with this loan require that the Company’s results from operations generate certain levels of EBITDA on a quarterly basis. The Company did not meet the EBITDA covenant for the quarter ended September 30, 2004 and obtained a waiver from WFB on September 30, 2004 related to this covenant violation. The Company has classified this obligation as current as of September 30, 2004 as the Company has future quarterly EBITDA covenants with WFB that it does not believe it will be able to comply with due to increased operating expenses and to the loss of revenue associated with the customer contract with Avaya which terminated July 29, 2004. The Company is in discussions with WFB to renegotiate the future EBITDA covenants or to discuss other arrangements. The Company has $28.3 million of unrestricted cash and cash equivalents as of September 30, 2004.

CORIO, INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Application management services	$14,379	$14,295	$43,069	$45,762
Professional services and other	3,445	1,245	10,025	5,833

Total revenues	17,824	15,540	53,094	51,595

Costs and Expenses:
Application management services	11,800	11,210	34,692	36,333
Professional services and other	2,855	730	8,568	4,455
Research and development	562	1,123	1,747	3,819
Sales and marketing (1)	2,417	2,125	7,848	6,632
General and administrative (1)	3,274	2,339	8,508	6,917
Restructuring charges	714	—	714	2,334
Amortization of stock based compensation	—	(34)	3	445
Amortization of intangible assets	273	367	1,191	1,257

Total operating expenses	21,895	17,860	63,271	62,192

Loss from operations	$(4,071)	$(2,320)	$(10,177)	$(10,597)

Interest and other income (expense)	(233)	63	(74)	233

Taxes	—	—	(115)

Net Loss	$(4,304)	$(2,257)	$(10,366)	$(10,364)

Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.16)	$(0.18)

Shares used in computation-basic and diluted	63,515	57,684	63,124	56,098

RECONCILIATION OF NET LOSS TO EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net loss	$(4,304)	$(2,257)	$(10,366)	$(10,364)
Amortization expense (1)	276	336	1,202	2,129
Interest and other (income) expense	233	(63)	74	(233)
Taxes	—	—	115	—
Depreciation	2,015	2,701	6,011	8,788

EBITDA	$(1,780)	$717	$(2,964)	$320

(1) AMORTIZATION EXPENSE IN EBITDA RECONCILIATION ABOVE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Amortization expense included in other Statement of Operations expense line items:
Sales and marketing	$—	$—	$—	$417
General and administrative	3	3	9	10

Total amortization expense in other Statement of Operations expense line items	3	3	9	427

Amortization of stock based compensation	—	(34)	3	445
Amortization of intangible assets	273	367	1,190	1,257

Total amortization expense	$276	$336	$1,202	$2,129